EXHIBIT 99

SPS Commerce Reports Fourth Quarter and Full Year 2021 Financial Results

Company delivers 84th consecutive quarter of topline growth, with 23% growth in revenue and 21% growth in recurring revenue over fourth quarter 2020

MINNEAPOLIS, Feb. 09, 2022 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Revenue was $102.8 million in the fourth quarter of 2021, compared to $83.3 million in the fourth quarter of 2020, reflecting 23% growth in revenue from the fourth quarter of 2020. Recurring revenue grew 21% from the fourth quarter of 2020.

Net income in the fourth quarter of 2021 was $12.8 million or $0.34 per diluted share, compared to net income of $13.5 million or $0.37 per diluted share, in the fourth quarter of 2020. Non-GAAP net income per diluted share was $0.46, compared to non-GAAP net income per diluted share of $0.40 in the fourth quarter of 2020. Adjusted EBITDA for the fourth quarter of 2021 increased 21% to $27.7 million compared to the fourth quarter of 2020.

“Our competitive differentiation and ability to expedite trading partner onboarding is rooted in the size of the SPS Commerce network, our world class products and people, and the strategic acquisitions we made over the years to facilitate integration of the SPS solution to our customers’ ERP systems,” said Archie Black, CEO of SPS Commerce. “Our investments are accelerating our growth, while expanding our addressable market.”

Revenue for the full year ended December 31, 2021 was $385.3 million compared to $312.6 million for the full year ended December 31, 2020, reflecting 23% growth. Recurring revenue grew 20% from the year ended December 31, 2020.

Net income for the year ended December 31, 2021 was $44.6 million or $1.21 per diluted share, compared to net income of $45.6 million or $1.26 per diluted share, for the comparable period in 2020. Non-GAAP net income per diluted share for the year ended December 31, 2021 was $1.82, compared to non-GAAP net income per diluted share of $1.53 for the comparable period in 2020. Adjusted EBITDA for the full year ended December 31, 2021 increased 23% to $107.0 million, compared to the full year ended December 31, 2020.

“SPS Commerce delivered another year of strong execution and profitable growth,” said Kim Nelson, CFO of SPS Commerce. “Fulfillment automation and the need for supply chain efficiencies continue to drive demand for EDI, and SPS is well positioned to capitalize on evolving retail dynamics with our growing portfolio of solutions.”

Guidance

First quarter 2022 revenue is expected to be in the range of $103.8 million to $104.8 million. Full year 2022 revenue is expected to be in the range of $442.5 million to $445.5 million, representing approximately 15% to 16% growth over 2021.

First quarter 2022 net income per diluted share is expected to be in the range of $0.24 to $0.25 with fully diluted weighted average shares outstanding of approximately 37.3 million shares. Full year 2022 net income per diluted share is expected to be in the range of $1.15 to $1.18 with fully diluted weighted average shares outstanding of approximately 37.5 million shares.

First quarter 2022 non-GAAP net income per diluted share is expected to be in the range of $0.46 to $0.47. Full year 2022 non-GAAP net income per diluted share is expected to be in the range of $1.99 to $2.02.

First quarter 2022 Adjusted EBITDA is expected to be in the range of $28.8 to $29.3 million. Full year 2022 Adjusted EBITDA is expected to be in the range of $125.0 million to $126.5 million, representing approximately 17% to 18% growth over 2021.

First quarter 2022 non-cash, share-based compensation expense is expected to be approximately $9.2 million. Depreciation expense is expected to be approximately $4.0 million and amortization expense is expected to be approximately $2.5 million.

Full year 2022 non-cash, share-based compensation expense is expected to be approximately $35.0 million. Depreciation expense is expected to be approximately $18.1 million and amortization expense is expected to be approximately $10.0 million.

For 2022, we expect an annual effective tax rate of approximately 30%.

Quarterly Conference Call

SPS Commerce will discuss its quarterly and annual results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID #3897068 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 105,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 84 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management, our board of directors, and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation.

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

SPS Commerce uses Adjusted EBITDA and Adjusted EBITDA Margin as measures of operating performance because they assist the Company in comparing performance on a consistent basis, as they remove from operating results the impact of the Company's capital structure. SPS Commerce believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to an investor in evaluating the Company's operating performance because they are widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the Company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2022, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2020, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$207,552	$149,692
Short-term investments	49,758	37,786
Accounts receivable	38,811	37,811
Allowance for credit losses	(4,249)	(4,233)
Accounts receivable, net	34,562	33,578
Deferred costs	44,529	37,988
Other assets	16,042	12,312
Total current assets	352,443	271,356
Property and equipment, net	31,901	26,432
Operating lease right-of-use assets	10,851	15,581
Goodwill	143,663	134,853
Intangible assets, net	58,587	60,230
Investments, non-current	—	2,500
Other assets
Deferred costs, non-current	15,191	12,607
Deferred income tax assets	182	194
Other assets, non-current	3,028	2,705
Total assets	$615,846	$526,458
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,330	$5,354
Accrued compensation	31,661	22,872
Accrued expenses	8,345	11,161
Deferred revenue	50,428	37,947
Operating lease liabilities	4,108	2,798
Total current liabilities	102,872	80,132
Other liabilities
Deferred revenue, non-current	5,144	2,996
Operating lease liabilities, non-current	16,426	19,672
Deferred income tax liabilities	7,145	2,937
Total liabilities	131,587	105,737
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 110,000,000 shares authorized; 37,798,610 and 37,100,467 shares issued; and 36,009,257 and 35,487,217 shares outstanding, respectively	38	37
Treasury Stock, at cost; 1,789,353 and 1,613,250 shares, respectively	(85,677)	(65,247)
Additional paid-in capital	433,258	393,462
Retained earnings	138,087	93,490
Accumulated other comprehensive loss	(1,447)	(1,021)
Total stockholders’ equity	484,259	420,721
Total liabilities and stockholders’ equity	$615,846	$526,458

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues	$102,756	$83,308	$385,276	$312,630
Cost of revenues	35,635	26,921	131,678	99,836
Gross profit	67,121	56,387	253,598	212,794
Operating expenses
Sales and marketing	22,658	19,812	88,044	75,955
Research and development	10,579	7,937	39,038	31,024
General and administrative	16,119	13,528	61,305	50,119
Amortization of intangible assets	2,392	1,553	10,126	5,538
Total operating expenses	51,748	42,830	198,513	162,636
Income from operations	15,373	13,557	55,085	50,158
Other income (expense), net	(120)	1,304	(1,544)	2,522
Income before income taxes	15,253	14,861	53,541	52,680
Income tax expense	2,488	1,391	8,944	7,094
Net income	$12,765	$13,470	$44,597	$45,586

Net income per share
Basic	$0.35	$0.38	$1.24	$1.29
Diluted	$0.34	$0.37	$1.21	$1.26

Weighted average common shares used to compute net income per share
Basic	36,091	35,504	35,928	35,226
Diluted	37,135	36,624	36,962	36,285

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)
	Year Ended
	December 31,
	2021	2020
Cash flows from operating activities
Net income	$44,597	$45,586
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	3,881	4,241
Change in earn-out liability	—	(85)
Depreciation and amortization of property and equipment	14,788	13,127
Amortization of intangible assets	10,126	5,538
Provision for credit losses	4,717	5,660
Stock-based compensation	27,574	18,936
Other, net	323	(24)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable	(4,959)	(5,922)
Deferred costs	(9,299)	(3,414)
Other current and non-current assets	(6,181)	1,201
Accounts payable	2,259	1,214
Accrued compensation	6,775	(1,257)
Accrued expenses	1,017	563
Deferred revenue	14,483	4,432
Operating leases	2,792	(1,234)
Net cash provided by operating activities	112,893	88,562
Cash flows from investing activities
Purchases of property and equipment	(19,588)	(16,467)
Purchases of investments	(114,014)	(74,797)
Maturities of investments	103,965	69,461
Acquisition of business and intangible assets, net	(17,066)	(98,666)
Net cash used in investing activities	(46,703)	(120,469)
Cash flows from financing activities
Repurchases of common stock	(20,430)	(18,950)
Net proceeds from exercise of options to purchase common stock	9,374	18,592
Net proceeds from employee stock purchase plan activity	4,737	3,374
Payment for contingent consideration	(2,042)	(688)
Net cash provided by (used in) financing activities	(8,361)	2,328
Effect of foreign currency exchange rate changes	31	19
Net increase (decrease) in cash and cash equivalents	57,860	(29,560)
Cash and cash equivalents at beginning of year	149,692	179,252
Cash and cash equivalents at end of year	$207,552	$149,692

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except share and per share amounts)

	Year Ended
	December 31,
	2021	2020

Adjusted EBITDA
Net income	$44,597	$45,586
Income tax expense	8,944	7,094
Depreciation and amortization of property and equipment	14,788	13,127
Amortization of intangible assets	10,126	5,538
Stock-based compensation expense	27,574	18,936
Realized (gain) loss from foreign currency on cash and investments held	1,456	(1,753)
Investment income	(278)	(1,208)
Other	(192)	(326)
Adjusted EBITDA	$107,015	$86,994

Adjusted EBITDA Margin
Revenue	$385,276	$312,630
Net income	44,597	45,586
Net Income Margin	12%	15%

Adjusted EBITDA	$107,015	$86,994
Adjusted EBITDA Margin	28%	28%

Non-GAAP Income
Net income	$44,597	$45,586
Stock-based compensation expense	27,574	18,936
Amortization of intangible assets	10,126	5,538
Realized (gain) loss from foreign currency on cash and investments held	1,456	(1,753)
Other	(192)	(326)
Income tax effects of adjustments	(16,454)	(12,285)
Non-GAAP income	$67,107	$55,696

Shares used to compute non-GAAP income per share
Basic	35,928	35,226
Diluted	36,962	36,285

Non-GAAP income per share
Basic	1.87	1.58
Diluted	1.82	1.53

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962